Exhibit 99.1

Contact Information:

John Murray, +1 703 661-9006

john.murray@vastera.com

Vastera Announces Third Quarter Results for 2004

• Results for quarter ahead of guidance • Ends quarter with $56 million in cash and investments

DULLES, VA, USA, October 21, 2004 — Vastera, Inc. (NASDAQ: VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the third quarter ending September 30, 2004.

Total revenues for the third quarter were $21.8 million, up 1% versus last year and up 3% sequentially. Managed services revenues for the third quarter were $13.7 million, down 2% over last year and down 2% sequentially.

The Company’s reported net loss for the third quarter was $1.2 million, or a loss of $0.03 per share. This compares to a net loss of $129,000, or a loss of $0.00 per share in the same quarter last year. The pro forma loss(1) for the quarter was $1.0 million or a loss of $0.02 per share, compared to pro forma earnings of $929,000, or $0.02 per share in the same quarter last year. In the third quarter, the Company also generated $0.5 million of EBITDA, as adjusted(1), compared to $2.3 million in the same quarter last year. The Company ended the quarter with

(1)          Pro forma earnings (loss) and EBITDA, as adjusted, are non-GAAP financial measures that exclude certain GAAP items as identified in the financial information tables that follow. Although pro forma earnings (loss) and EBITDA, as adjusted, are not U.S. GAAP financial measures, management believes they are appropriate financial measures of the Company's operating performance for the reasons stated in the Company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2004.

$55.6 million of cash and cash equivalents and short-term investments, down from $56.9 million at the end of the prior quarter.

Vastera closed ten deals in the quarter, three with new clients and seven with existing clients. Of the ten deals, four were Software/Managed Services and six were Trade Management Consulting. Deals signed in this quarter included those with Lucent Technologies in China, International Truck and Engine Corporation, and Northrop Grumman Corporation.

“While it remains challenging to close larger deals in this environment, we continue to identify significant trade management needs among our existing customers and prospects,” said Tim Davenport, President and CEO of Vastera. “Our strategy of leading with our trade management consulting expertise in a solution-based approach is showing promise. We expect that this strategy, coupled with the increased investment we made in our sales team and marketing efforts, will result in revenue growth over time.”

Financial Guidance

For the fourth quarter ending December 31, 2004, the Company expects revenues in the range of approximately $20.0 - $20.5 million, with a pro forma loss of approximately ($0.04) per share. The Company’s expected total year results are in the guidance ranges previously provided for 2004, which were revenues of approximately $80 - $85 million and a pro forma loss per share of approximately ($0.08) - ($0.13).

Earnings Call Details

Vastera will be hosting its third quarter earnings conference call on Thursday, October 21, 2004 at 4:30 p.m. EDT. The call is scheduled to last one hour.

Interested parties may access the call by dialing a toll-free number in the U.S. (800) 946-0742, and a caller-paid number from outside of the U.S. (719) 457-2650.

The participant code for the call is 893876. Participants are asked to dial in five to ten minutes prior to the scheduled start time.

A replay of the call will be available through November 4, 2004, by dialing a toll-free number in the U.S. (888) 203-1112, and caller-paid number from outside of the U.S. (719) 457-0820. The participant code for the replay call is 893876.

About Vastera

Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM). Utilizing Vastera’s GTM solutions, clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers. Vastera’s GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing). As the only publicly traded company focused exclusively on global trade, Vastera has over 600 professionals, in 13 countries, with over 400 clients utilizing Vastera GTM solutions. For more information, please visit www.vastera.com

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are forward looking statements, which are subject to the many risks and uncertainties that exist in Vastera’s operations and business environment. The Company does not intend to update such forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera’s limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera’s expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

VASTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,527	$16,046
Short-term investments	36,087	40,402
Accounts receivable, net of allowance for doubtful accounts of $1,111 and $994, respectively	18,584	17,599
Prepaid expenses and other current assets	4,252	4,212
Total current assets	78,450	78,259
Property and equipment, net	9,542	10,806
Intangible assets and goodwill, net	6,077	6,907
Deposits and other assets	964	1,292
Total assets	$95,033	$97,264

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit and capital lease obligations, current	$745	$1,867
Accounts payable	916	921
Accrued expenses	6,721	5,260
Accrued compensation and benefits	3,700	3,452
Deferred revenue, current	11,220	9,451
Total current liabilities	23,302	20,951
Long-term liabilities:
Line of credit and capital lease obligations, net of current portion	149	698
Deferred revenue, net of current portion	1,330	2,393
Total liabilities	24,781	24,042
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized; 42,023 and 41,745 shares issued and outstanding, respectively	420	417
Additional paid-in capital	328,101	327,234
Accumulated other comprehensive loss	(1,021)	(715)
Deferred compensation	—	(46)
Accumulated deficit	(257,248)	(253,668)

Total stockholders’ equity	70,252	73,222

Total liabilities and stockholders’ equity	$95,033	$97,264

VASTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Managed services revenues	$13,740	$14,084	$41,920	$41,343
Software revenues	2,639	2,936	7,344	8,552
Services revenues	5,432	4,675	14,664	14,268
Total revenues	21,811	21,695	63,928	64,163

Cost of revenues:
Cost of managed services revenues	8,403	7,553	24,557	22,488
Cost of software revenues	758	716	2,116	2,110
Cost of services revenues	3,828	3,421	10,822	10,427

Operating expenses:
Sales and marketing	2,531	2,290	7,461	6,836
Research and development	3,187	2,954	9,211	8,990
General and administrative	2,922	2,663	8,699	8,136
Depreciation	1,353	1,281	4,065	3,845
Intangible amortization expense	135	719	612	2,106
Stock-based compensation	—	189	46	834
Total operating expenses	10,128	10,096	30,094	30,747

Loss from operations	(1,306)	(91)	(3,661)	(1,609)
Other income, net	168	112	364	448
Loss before income taxes	(1,138)	21	(3,297)	(1,161)
Income taxes	(55)	(150)	(283)	(458)

Net loss	$(1,193)	$(129)	$(3,580)	$(1,619)

Basic and diluted net loss per common share	$(0.03)	$(0.00)	$(0.09)	$(0.04)

Weighted-average common shares outstanding	42,009	41,374	41,834	40,944

VASTERA, INC.

OTHER SELECTED FINANCIAL DATA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Pro forma earnings (loss) *	$(1,003)	$929	$(2,639)	$1,779
EBITDA, as adjusted *	451	2,298	1,837	5,746

Pro forma earnings (loss) per common share, basic *	$(0.02)	$0.02	(0.06)	0.04
Pro forma earnings (loss) per common share, diluted *	(0.02)	0.02	(0.06)	0.04

Pro forma weighted-average common shares outstanding, basic	42,009	41,374	41,834	40,944
Pro forma weighted-average common shares outstanding, diluted	42,009	43,256	41,834	42,268

* The items excluded from the financial performance measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to derive (i) pro forma earnings (loss) and (ii) EBITDA, as adjusted, and management’s rationale for using such non-GAAP financial measures to evaluate operating performance and liquidity of the Company are discussed in the Management’s Disclosure of Non-GAAP Financial Measures section of the Company’s most recent quarterly report on Form 10-Q filed with the SEC on August 6, 2004.

VASTERA, INC.

RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

U.S. GAAP net loss	$(1,193)	$(129)	$(3,580)	$(1,619)
Add:
Intangible amortization expense	135	719	612	2,106
Stock-based compensation	—	189	46	834
Income taxes	55	150	283	458

Pro forma earnings (loss) *	(1,003)	929	(2,639)	1,779
Add:
Depreciation	1,353	1,281	4,065	3,845
Amortization of revenue discounts related to customer contracts	60	85	230	235
Amortization of capitalized internal-use software costs	209	115	545	335
Other income, net	(168)	(112)	(364)	(448)

EBITDA, as adjusted *	$451	$2,298	$1,837	$5,746

RECONCILIATION OF PRO FORMA BASIC TO DILUTED
WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Pro forma weighted-average common shares outstanding, basic	42,009	41,374	41,834	40,944
Dilutive effect of employee stock options	—	1,882	—	1,324

Pro forma weighted-average common shares outstanding, diluted	42,009	43,256	41,834	42,268